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                                                                       EXHIBIT 7


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                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                                Dollar Amounts
                                                                                 In Thousands
ASSETS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin ........                  $  4,389,492
   Interest-bearing balances .................................                     3,288,212
Securities:
   Held-to-maturity securities ...............................                       654,763
   Available-for-sale securities .............................                    17,626,360
Federal funds sold in domestic offices .......................                     1,759,600
Securities purchased under agreements to resell ..............                       911,600
Loans and lease financing receivables:
   Loans and leases held for sale ............................                       724,074
   Loans and leases, net of unearned
     income ..................................................                    32,368,718
   LESS: Allowance for loan and
     lease losses ............................................                       826,505
   Loans and leases, net of unearned
     income and allowance ....................................                    31,542,213
Trading Assets ...............................................                     7,527,662
Premises and fixed assets (including capitalized
   leases) ...................................................                       825,706
Other real estate owned ......................................                           164
Investments in unconsolidated subsidiaries and
   associated companies ......................................                       260,940
Customers' liability to this bank on acceptances
   outstanding ...............................................                       225,935
Intangible assets
   Goodwill ..................................................                     2,027,675
   Other intangible assets ...................................                        75,330
Other assets .................................................                     4,843,295
                                                                                   ---------
Total assets .................................................                  $ 76,683,021
                                                                                ============

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LIABILITIES
Deposits:
   In domestic offices .......................................                  $ 33,212,852
   Noninterest-bearing .......................................     12,997,086
   Interest-bearing ..........................................     20,215,766
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs ..................................                    24,210,507
   Noninterest-bearing .......................................        595,520
   Interest-bearing ..........................................     23,614,987
Federal funds purchased in domestic
  offices ....................................................                       375,322
Securities sold under agreements to repurchase ...............                       246,755
Trading liabilities ..........................................                     2,335,466
Other borrowed money:
   (includes mortgage indebtedness and obligations
   under capitalized leases) .................................                       959,997
Bank's liability on acceptances executed and
   outstanding ...............................................                       227,253
Subordinated notes and debentures ............................                     2,090,000
Other liabilities ............................................                     5,716,796
                                                                                ------------
Total liabilities ............................................                  $ 69,374,948
                                                                                ============

Minority interest in consolidated subsidiaries ...............                       540,772

EQUITY CAPITAL
Perpetual preferred stock and related
   surplus ...................................................                             0
Common stock .................................................                     1,135,284
Surplus ......................................................                     1,056,295
Retained earnings ............................................                     4,463,720
Accumulated other comprehensive income .......................                      (112,002)
Other equity capital components ..............................                             0
--------------------------------------------------------------                  ------------
Total equity capital .........................................                     6,767,301
                                                                                ------------
Total liabilities minority interest and equity capital .......                  $ 76,683,021
                                                                                ============
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         I, Thomas J. Mastro, Senior Vice President and Comptroller of the
above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                        Thomas J. Mastro,
                                    Senior Vice President and Comptroller

         We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


Thomas A. Renyi
Gerald L. Hassell                            Directors
Alan R. Griffith


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